Exhibit 99.1

ITC Holdings Corp. Prices $400 million Debt Offering

NOVI, Mich., May 28, 2014 — ITC Holdings Corp. (NYSE: ITC) today announced that it has priced an underwritten public offering of $400 million aggregate principal amount of 3.65% senior unsecured notes due 2024 (the “notes”). The offering is expected to close on June 4, 2014, subject to customary closing conditions.

The net proceeds from this offering will be used to repay borrowings under ITC Holdings’ revolving credit agreement that will be used to purchase ITC’s 5.875% senior notes due

2016 and 6.375% senior notes due 2036 validly tendered (and not validly withdrawn) by the expiration date in the tender offer conducted by ITC which launched on May 2, 2014 and pay the consent fee to holders from which ITC received consents (without tenders) by the consent deadline in the tender offer.  ITC intends to use any remaining proceeds for general corporate purposes, which may include the repayment of other indebtedness. The net proceeds from this offering may be temporarily invested by ITC in interest-bearing securities prior to use.

Barclays, Credit Suisse, J.P. Morgan, Morgan Stanley, Deutsche Bank Securities and Wells Fargo Securities, are acting as joint book-running managers for the offering.

The securities are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission, and a preliminary prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission as part of the shelf registration statement.

Interested parties should read the preliminary prospectus supplement for this offering, the prospectus in the registration statement and the other documents that ITC has filed with the Securities and Exchange Commission that are incorporated by reference into the preliminary prospectus supplement for more complete information about ITC and this offering.  Copies of the preliminary prospectus supplement and the accompanying prospectus related to the offering may be obtained by calling Barclays Capital Inc. toll free at (888) 603-5847, Credit Suisse Securities (USA) LLC toll free at (800) 221-1037, J.P. Morgan Securities LLC collect at (212) 834-4533, Morgan Stanley & Co. LLC toll free at (866) 718-1649, Deutsche Bank Securities Inc. toll free at (800) 503-4611 and Wells Fargo Securities, LLC toll free at (800) 326-5897. A copy of these documents may also be obtained by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes described herein or any other securities, nor shall there be any sale of these notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated May 2, 2014, and the related Letter of Transmittal and Consent. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the 2016 notes or the 2036 notes.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. Through these subsidiaries, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along 15,000 circuit miles of transmission line. Through ITC Grid Development and its subsidiaries, the company also focuses on expansion in areas where significant transmission system improvements are needed. (ITC-itc-F)

Safe Harbor Statement

This press release contains certain statements that describe ITC management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for ITC’s business, including ITC’s business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, ITC has identified these forward-looking statements by words such as “will,” “may,” “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions ITC management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause ITC’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, (a) the risks and uncertainties disclosed in ITC’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission from time to time and (b) the risk factors disclosed by ITC in the preliminary prospectus supplement for this offering.  There can be no assurance that the offering will be completed. The Company assumes no obligation to update any forward-looking statements.

Investor/Analyst contact: Gretchen Holloway, 248-946-3595; gholloway@itctransco.com

Media contact: Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com